Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

REVOLUTION LIGHTING TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)
Delaware	59-3046866
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
177 Broad Street, 12th Floor, Stamford, CT 06901
(Address of Principal Executive Offices)
Revolution Lighting Technologies, Inc. 2013 Stock Incentive Plan
(Full Title of Plan)
Charles J. Schafer President & Chief Financial Officer 177 Broad Street, 12th Floor Stamford, CT 06901
(Name, Address, and Telephone Number, Including Area Code, of Agent For Service) Copies to: Marita A. Makinen, Esq. Lowenstein Sandler LLP 1251 Avenue of the Americas New York, NY 10020 646-414-6950

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non- accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share
Revolution Lighting Technologies, Inc. 2013 Stock Incentive Plan	1,500,000	(2)	$3.93	(3)	$5,895,000	$804.08

Total:						$804.08

(1)	The securities to be registered are issuable under the Revolution Lighting Technologies, Inc. 2013 Stock Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Act”) this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents shares available for future issuance under the Plan as of the date of this registration statement.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Act, based upon the average of the high and low sales prices of the Common Stock on May 17, 2013, which was $3.93.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement will be sent or given to participants in the Revolution Lighting Technologies, Inc. 2013 Stock Incentive Plan (the “Plan”), as applicable, as specified by Rule 428(b)(i) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not being, filed by the Company with the Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Throughout this Registration Statement, the words "Revolution," "we," "us," the "Company," and "our" refer to Revolution Lighting Technologies, Inc. and its subsidiaries.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on April 16, 2013;

•	The Company’s Quarterly Report on Form 10-Q filed with the SEC on May 14, 2013;

•	The Company’s Current Report on Form 8-K filed with the SEC on January 30, 2013;

•	The Company’s Current Report on Form 8-K filed with the SEC on February 22, 2013;

•	The Company’s Current Report on Form 8-K filed with the SEC on March 14, 2013;

•	The Company’s Current Report on Form 8-K/A filed with the SEC on March 22, 2013; and

•	The Company’s Current Report on Form 8-K filed with the SEC on May 17, 2013.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and prior to the filing of a post-effective amendment hereto, which indicates that all securities hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Copies of these documents are not required to be filed with this Registration Statement, and nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the SEC.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

As permitted by Section 145 of the Delaware General Corporation Law (“DGCL”), Article VII of the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) provides that the Company shall indemnify, to the fullest extent permitted by law, each person (including the heirs, executors and administrators of such a person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, by reason of the fact that such person was or is a director or an officer of the Company, or is or was serving at the request of the Company, as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred). The rights provided under the Charter are not exclusive of any other rights to which a person may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise.

As permitted by Section 102(b)(7) of the DGCL, Article IX of the Company’s Charter limits the personal liability of its directors for monetary damages for breach of fiduciary duty as a director.

The Company has also entered into indemnification agreements with its directors and officers that require the Company, among other things, to indemnify these individuals against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 16, 2012).

4.1(a)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1to the Company’s Current Report on Form 8-K filed with the SEC on May 17, 2013).

4.2	Certificate of Designations, Preferences and Rights of Series B Preferred Stock of Revolution Lighting Technologies, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 16, 2012).

4.3	Certificate of Designations, Preferences and Rights of Series C Preferred Stock of Revolution Lighting Technologies, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 27, 2012).

4.4	Certificate of Designations, Preferences and Rights of Series D Preferred Stock of Revolution Lighting Technologies, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 27, 2012).

4.5	Certificate of Designations, Preferences and Rights of Series E Preferred Stock of Revolution Lighting Technologies, Inc. (incorporated herein by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 14, 2013).

4.6	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 30, 2013).

5.1	Opinion of Lowenstein Sandler LLP*

23.1	Consent of McGladrey LLP Independent Registered Public Accounting Firm*

23.2	Consent of KPMG LLP Independent Auditors*

23.3	Consent of Lowenstein Sandler LLP (included in its opinion which appears as Exhibit 5.1 to this Registration Statement)*

24.1	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference)*

99.1	Revolution Lighting Technologies, Inc. 2013 Stock Incentive Plan (incorporated herein by reference to Annex A of the Company’s Definitive Information Statement filed with the SEC on April 22, 2013).

99.2	Form of Restricted Grant Award Agreement (incorporated herein by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 14, 2013).

____________

*Filed herewith

Item 9.  Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission (the “SEC”) by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 20th day of May 2013.

REVOLUTION LIGHTING TECHNOLOGIES, INC.

By:	/s/ Charles J. Schafer
Charles J. Schafer
Chief Financial Officer, President (Principal Financial Officer & Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Charles J. Schafer his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert V. LaPenta	Chief Executive Officer, Director	May 20, 2013
Robert V. LaPenta	(Principal Executive Officer)

/s/ Charles J. Schafer	Chief Financial Officer, President,	May 20, 2013
Charles J. Schafer	Director (Principal Financial Officer & Principal Accounting Officer)

	Director	May [ ], 2013
Robert A. Basil Jr.

/s/ James A. DePalma	Director	May 20, 2013
James A. DePalma

/s/ William D. Ingram	Director	May 20, 2013
William D. Ingram

/s/ Robert V. LaPenta Jr.	Director	May 20, 2013
Robert V. LaPenta Jr.

/s/ Dennis McCarthy	Director	May 20, 2013
Dennis McCarthy

/s/ Steven G. Virtue	Director	May 20, 2013
Steven G. Virtue